AMENDED AND RESTATED BYLAWS OF
XERIUM TECHNOLOGIES, INC.

October 17, 2018

ARTICLE 1.
OFFICES

1.01.    Registered Office. The corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

1.02.    Principal Executive Office. The principal office of the corporation shall be at the principal place of business of the corporation and shall not be its registered office.

1.03.    Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2.
MEETINGS OF STOCKHOLDERS

2.01.    Place of Meetings. All meetings of the stockholders for the election of directors shall be held at the principal business office of the corporation, or at such other place as shall be designated from time to time by the Board of Directors of the corporation (the “Board of Directors”) and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02.    Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.02, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.03.    Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.04.    Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least twenty-five percent (25%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.05.    Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.06.    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.07.    Voting. Unless otherwise provided in the Certificate of Incorporation or any stockholders’ agreement of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.08.    Action of Stockholders Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.09.    Remote Attendance. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE 3.
BOARD OF DIRECTORS

3.01.    Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.02.    Number and Term. The number of directors constituting the Board of Directors shall be not more than ten nor less than two, as fixed from time to time in these bylaws or by action of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

3.03.    Resignations. Any director or member of a committee may resign at any time. That resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.04.    Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law and subject to the terms of any stockholders’ agreement of the corporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power entitled to vote at an election of directors.

3.05.    Vacancies. Unless otherwise provided in any stockholders’ agreement of the corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. Unless otherwise provided in any stockholders’ agreement of the corporation, if there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, subject to the requirements and terms of any stockholders’ agreement of the corporation.

3.06.    Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer upon notice to each director; special meetings shall be called by the Chairman, Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors.

3.07.    Notice; Waiver. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.08.    Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.09.    Action. Except as otherwise provided by law or in the Certificate of Incorporation or these bylaws, if a quorum is present, the affirmative vote of a majority of the members of the Board of Directors present will be required for any action.

3.10.    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.11.    Remote Attendance. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation as appointed by the Board of Directors. The Board of Directors shall designate the directors who shall serve as members of the committees and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.13.    Compensation of Directors. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE 4.
OFFICERS

4.01.    Officers. The officers of the corporation shall be elected by the Board of Directors and may consist of a President, Vice President, Treasurer, a Secretary and such other officers as the Board of Directors may determine, including a Chief Executive Officer, and Chief Financial Officer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant financial officers. Any number of offices may be held by the same person. In addition to the offices described in these bylaws, the Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.02.    Salary. The salaries (if any) of all officers and agents of the corporation shall be fixed by the Board of

Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

4.03.    Term; Removal; Vacancy. The officers of the corporation shall hold office until their successors are chosen and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.04.    Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. Unless the Board of Directors otherwise specifies, the Chairman of the Board, or if there is none the Chief Executive Officer, the President or any Vice President, in the order named, shall preside, or designate the person who shall preside, at all meetings of stockholders and of the Board of Directors.

4.05.    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

4.06.    The President. The President, if there is one, shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the office of the Chief Executive Officer.

4.07.    Chief Financial Officer. The Chief Financial Officer shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation

4.08.    The Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

4.09.    The Treasurer. The Treasurer, if there is one, shall perform such duties and shall have such powers as the Board of Directors may from time to time prescribe.

4.10.    Assistant Treasurers. The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer

4.11.    The Secretary. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents

4.12.    Assistant Secretaries. The Assistant Secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.13.    Controllers. Any Controller shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or any Vice President may from time to time prescribe.

4.14.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

ARTICLE 5.
CAPITAL STOCK.

5.01.    Certificates of Stock. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by any two (2) officers of the corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.02.    Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to affirm the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.03.    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

5.04.    Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date in accordance with the Delaware General Corporation Law. Except as otherwise required by law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.05.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

5.06.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.07.    Stock Held by the Corporation. Shares of voting stock or other equity interests issued by another entity and held in the name of the corporation may be voted by the Chief Executive Officer or Secretary on behalf of the corporation, on any issue submitted to the stockholders or equity holders of such other entity with respect to which the corporation is entitled to vote subject to the directions of the Board of Directors.

ARTICLE 6.
GENERAL PROVISIONS

6.01.    Checks. All checks or demands for money and notes of the corporation shall be signed by the Chief Executive Officer, Chief Financial Officer, President, Treasurer, any vice president or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

6.02.    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.03.    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

6.04.    Fiscal Year. The fiscal year of the corporation shall end on December 31, except as from time to time otherwise designated by the Board of Directors.

6.05.    Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

6.06.    Evidence of Authority. A certificate by the Secretary, any Assistant Secretary, or any temporary secretary, as to any action taken by the stockholders, the Board of Directors, a committee of the Board of Directors, or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

6.07.    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws.

Without limiting the generality of this provision, (a) the singular number includes the plural, and the plural number includes the singular; (b) the term “person” includes a corporation, a partnership, an entity and a natural person; and (c) all pronouns include the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require

6.08.    Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

6.09.    Provisions Contrary to Provisions of Law; Severability. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws that, upon being construed in the manner provided in Section 6.08 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws and each article, section, subsection, subdivision, sentence, clause or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

6.10.    Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

6.11.    Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

6.12.    Notice and Waiver of Notice. Whenever under the provisions of these bylaws, the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law, written notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice will be deemed given by depositing the same in the United States mail, postage prepaid, addressed to such stockholder, officer, or director at such address as appears on the corporation’s current record of stockholders and, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Written notice to an officer or director also may be given personally or by facsimile or other electronic transmission (including e-mail). Written notice to stockholders also may be given personally or by a form of electronic transmission (including e-mail) consented to by the stockholder to whom the notice is given. If notice to a stockholder is provided by electronic transmission, such notice shall be deemed given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has given consent to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder of such specific posting upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other electronic transmission, when directed to the stockholder.

Whenever under the provisions of these bylaws, the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law, notice is required to be given to any director, officer or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 7.
AMENDMENTS

Subject to the requirements and terms of any stockholders’ agreement of the corporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the voting stockholders or by the Board of

Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation or any stockholders’ agreement of the corporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting; provided that the foregoing shall not limit the power of the stockholders to take any such action by written consent as otherwise permitted herein. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws as described herein.